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                           RAGSDALE, LIGGETT & FOLEY
                     PROFESSIONAL LIMITED LIABILITY COMPANY

                                    LAWYERS
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POST OFFICE BOX 31507            CROSS POINTE PLAZA       FACSIMILE: (919) 783-8991
RALEIGH, NC 27622-1507            2840 PLAZA PLACE        TELEPHONE: (919) 787-5200
                           RALEIGH, NORTH CAROLINA 27612
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                                                 June 11, 1996



McM Corporation
702 Oberlin Road, Suite 300
Raleigh, North Carolina  27605


        Re: Legal Opinion and Legal Consent Exhibit to SEC Form S-8 Registration Statement

Gentlemen:

        We have acted as general counsel to McM Corporation ("McM") in connection with the preparation and filing of a Securities and Exchange Commission Registration Statement on Form S-8 (the "Statement"), which Statement registers, under the Securities Act of 1933, up to 100,000 shares of McM common stock (the "Shares") to be issued in connection with the 1996 Non-Employee Directors' Stock Plan of McM Corporation (the "Directors' Plan").

        Based solely upon our review of the following:

        The Directors' Plan
        McM Articles of Incorporation
        McM Bylaws
        McM Board of Directors meeting minutes relating to the Directors' Plan McM Shareholders meeting minutes relating to the Directors' Plan
        McM Officers', Transfer Agent's and Majority Shareholder's
         certifications
        Applicable federal and state laws and regulations



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McM Corporation
June 11, 1996
Page 2



and provided that:

        1. the Share certificates issued or share ledger entries made in connection with the sale of the Shares under the Directors' Plan are a) in the proper form, b) represent the proper number of Shares and c) where certificated, are executed by the appropriate corporate officers and delivered to the shareholder; and

        2. consideration required by the Directors' Plan is received by the corporation and credited to the applicable shareholder,

we are of the opinion that the Shares sold under the Directors' Plan, when issued, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Statement.

                                        Sincerely yours,


                                        /S/ Ragsdale, Liggett & Foley
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                                        RAGSDALE, LIGGETT & FOLEY PLLC





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